                                                                   EXHIBIT 10.15



                         VOLUNTARY RETIREMENT AGREEMENT


         THIS VOLUNTARY RETIREMENT AGREEMENT ("Agreement") is made this 27th day of February, 1998, by and between Thomas F. Moore ("Mr. Moore") and FWT, Inc., a Texas corporation ("FWT").

                                    RECITALS
         WHEREAS, Mr. Moore and FWT have asserted certain claims against each other, arising from Mr. Moore's former employment with FWT and the termination of such employment;

         WHEREAS, each party has denied the claims of the other party;

         WHEREAS, with respect to any claim asserted or intended to be asserted between the parties, bona fide disputes and controversies exist between the parties regarding liability and the amount thereof, if any, and damages and the amount thereof, if any;

         WHEREAS, by reason of such disputes and controversies, the parties and attorneys to this Agreement desire to compromise, settle, and release all claims and causes of action of any kind whatsoever that each has or may have against the other arising out of Mr. Moore's employment with FWT (both as an officer and an employee of FWT) and his termination of employment; and

         WHEREAS, the parties to this Agreement desire to set forth all terms and conditions of the foregoing compromise, settlement, and release of such claims in this Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration for the promises contained in this Agreement, all of the terms and conditions of this Agreement, and the agreement of the parties hereto to execute this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Moore and FWT hereby agree as follows:

         1. AGREEMENTS BY MR. MOORE: In consideration of the promises, conditions, and covenants by FWT set forth below in this Agreement, and in accordance with the recitals set forth above, Mr. Moore agrees as follows:

                 a. Effective as of the date hereof, Mr. Moore hereby resigns any all positions that he holds with FWT and hereby voluntarily retires.

                 b. With the exception of the Reserved Claims (as herein defined), Mr. Moore hereby RELEASES AND FOREVER DISCHARGES FWT and each of its stockholders, agents, directors, affiliates, employees, officers, attorneys, and representatives, (collectively, the "Related Parties") of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "claims"), which Mr. Moore now has or may hereafter have against any Related Party by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof arising out of Mr. Moore's employment with FWT (both as an officer and an employee of FWT) or his termination from such employment. Without limiting the generality of the foregoing but subject in all respects to the reservation of the Reserved Claims; the claims released herein include any claims arising out of, based upon, or in any way related to:

                          (1)     any claim of entitlement to present or future
employment or reemployment with FWT;

                          (2)     any property, contract, or tort claims
arising out of Mr. Moore's employment with FWT or his termination from such employment, including any and all claims of wrongful discharge, breach of employment contract, breach of any covenant of good faith and fair dealing, retaliation, intentional or negligent infliction of emotional distress, tortious interference with existing or prospective economic advantage, negligence, misrepresentations, breach of privacy, defamation, loss of consortium, breach of fiduciary duty, violation of public policy, or any other common law claim of any kind;

                          (3)     any violation or alleged violation of Title
VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, as amended, the Fair Labor Standards Act, the Employee Retirement Income Security Act, (except to the extent necessary to enforce Mr. Moore's rights under Sections 2.h and 2.i below), the Americans With Disabilities Act, the Texas Labor Code, the Texas Unemployment Insurance Act, the Texas Worker's Compensation Act, the Civil Rights Act of 1866, the Consolidated Omnibus Budget Reconciliation Act, or any other federal, state, or local statute, regulation, or ordinance;

                          (4)     any claims for severance pay, bonus, sick
leave, vacation or holiday pay, life insurance, health insurance, disability or medical insurance, or any other employee benefit;

                          (5)     any claim relating to or arising under any
other local, state, or federal statute or principle of common law (whether in contract or in tort) governing the employment of individuals, discrimination in employment and/or the payment of wages or benefits; and

                          (6)     any claim that FWT has acted improperly,
illegally, or unconscionably in any manner whatsoever in connection with Mr. Moore's employment with FWT or his termination from such employment at any time prior to the execution of this Agreement.

                 c. Notwithstanding anything contained in Section 1.b above to the contrary, Mr. Moore does not release or discharge the Released Parties from, and Mr. Moore hereby expressly reserves, any and all claims (as such term is defined in Section 1.b above), which in any way, by reason of any matter, cause or thing whatsoever arise out of or relate to the following (the "Reserved Claims"):

                          (1)     That certain Stock Purchase and Redemption
Agreement dated November 12, 1997 by and among FWT, FWT Acquisition, Inc. ("FWT Acquisition"), T.W. Moore, Betty Moore, Carl Moore, Roy J. Moore and Mr. Moore (the "Purchase Agreement") and any document, instrument or agreement executed in connection therewith, including, without limitation, each of the following as defined in the Purchase Agreement: the Shareholders' Agreement, the Registration Rights Agreement, the Escrow Agreement, the Working Capital Notes, and the Tax Notes (the Purchase Agreement and such other documents, instruments or agreements are referred to herein as the "Purchase Documents"); provided, that the Purchase Documents shall not include, and the Reserved Claims do not include claims arising under that certain Employment Agreement dated as of November 12, 1997 by and between Mr. Moore and FWT (the "Employment Agreement") except to the limited extent provided in Section 10 hereof;

                          (2)      Any transaction contemplated by the Purchase
Documents;

                          (3)      Mr. Moore's status as a shareholder of FWT;

                          (4)      The liabilities and obligations of FWT
arising hereunder;

                          (5)      The liabilities and obligations of FWT under
those provisions of the Employment Agreement which expressly survive this Agreement as provided in Section 10 hereof; and

                          (6)      any other actions, inactions, events,
conditions or circumstances of any type which do not arise out of or relate to Mr. Moore's employment with FWT or the termination of such employment.

                 d. Mr. Moore agrees that he will never again seek employment or reemployment with FWT or apply for a position of employment with FWT.

                 e. Mr. Moore represents and warrants that he has not assigned or conveyed to anyone else any part of or interest in the claims against FWT released pursuant to paragraph 1.(b) above.

                 f. Mr. Moore acknowledges that except as provided in Sections 2.h and 2.i hereof he is no longer a party to any of the health plans or other benefits that FWT heretofore provided to him or that FWT currently provides to any of its employees, and Mr. Moore agrees that he will be responsible for the payment of any and all fees or premiums with regard to any continuation of such benefits that he may elect under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").




                 g. In consideration of the payments by FWT to Mr. Moore provided by this Agreement, Mr. Moore acknowledges and affirms his continuing obligations under Section 8 ("Noncompetition; Nondisclosure") of the Employment Agreement and Article VI of the Purchase Agreement provided, however, that Mr. Moore may terminate, by written notice thereof to FWT, his obligations under
Section 8 of the Employment Agreement and Article VI of the Purchase Agreement by foregoing any right to receive payment by FWT of the amounts set forth in
Section 2.b below that would otherwise be payable to him pursuant hereto.


                 h. Mr. Moore expressly acknowledges and agrees that by entering into this Agreement, he is waiving any and all claims under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of this Agreement. Mr. Moore further acknowledges and agrees:

                          (1) that this Agreement is written in a manner that
is understood by him;

                          (2) that among other things, this Agreement
specifically refers to rights under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621 et seq., as amended;

                          (3) that he does not waive rights or claims under the
Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621 et seq., as amended, that may arise after the date this Agreement is executed;

                          (4) that he knowingly and voluntarily has waived his
claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C.
Section 621 et seq., as amended, for valid consideration that is in addition to anything of value to which he already is entitled;

                          (5) that he has been advised in writing of his right
to consult with an attorney before signing this Agreement, and that he is in fact represented by and has consulted with his attorney regarding this Agreement;

                          (6) that he has been given a period of at least
twenty-one (21) days within which to consider the Agreement and that, after consultation with his attorney, he waives his right to consider the Agreement beyond the date hereof; and

                          (7) that for a period of seven (7) days following the
execution of this Agreement, he may revoke the Agreement, and the Agreement shall not become effective or enforceable until such seven (7) day period has expired. Such right of revocation constitutes a unilateral right afforded to Mr. Moore, and FWT shall have no such right of revocation. At least seven (7) days from the date hereof, Mr. Moore agrees to reaffirm in a written document substantially in the form attached hereto as Exhibit A (the "Reaffirmation") his agreement and acceptance of the terms of this Agreement.

                 i. Mr. Moore shall be responsible for the payment of all federal, state and local income taxes and any and all FICA, Medicare and similar taxes and assessments that may be payable in connection with the payments made by FWT to him hereunder.

         2. AGREEMENTS BY FWT: In consideration of the promises, conditions, and covenants by Mr. Moore set forth above in this Agreement, and in accordance with the recitals set forth above, FWT agrees as follows:

                  a. With the exception of the FWT Reserved Claims (as herein defined), FWT hereby RELEASES AND FOREVER DISCHARGES Mr. Moore and each of his agents, affiliates, attorneys and representatives
(collectively, the "Moore Released Parties") of and from any and all manner of action or actions, cause or causes of action, at law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "claims"), which FWT now has or may hereafter have against Mr. Moore by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof arising out of Mr. Moore's employment with FWT both as an officer and employee of FWT. Without limiting the generality of the foregoing, but subject in all respects to the FWT Reserved Claims (as defined herein), the claims released herein include any claims arising out of, based upon, or in any way related to, any action or inaction of Mr. Moore whatsoever arising out of or related to his employment as an officer or employee of FWT, including, without limitation, any action or inaction which constitutes or is alleged to constitute misfeasance, malfeasance, negligence, gross negligence, willful misconduct, fraud, bad faith, misrepresentation, breach of employment contract, retaliation, intentional or negligent infliction of emotional distress, tortious interference with existing or prospective economic advantage, breach of privacy, defamation, breach of fiduciary duty, violation of public policy, breach of any federal, state or local law, rule or regulation, or common law claim of any kind. Notwithstanding anything contained in this Section 2.a to the contrary, FWT does not release or discharge the Moore Released Parties from, and FWT expressly reserves, any and all claims (as such term is defined in this Section 2.a.), which in any way, by reason of any matter, cause or thing whatsoever arise out of or relate to the following (the "FWT Reserved Claims"):

                          (1) The Purchase Documents and any transaction
contemplated by the Purchase Documents; and

                          (2) The obligations of Mr. Moore arising hereunder.

                 b. FWT agrees to pay Mr. Moore the sum of $9,895.83 on the date hereof and the sum of $19,791.67 per month on the final business day of each month thereafter from and including March 1998 through December 2000. In addition to such monthly payments, FWT agrees to pay Mr. Moore one half of the Bonus (as such term is defined in the Employment Agreement), if any, that may become payable to Mr. Moore under Section 5(b) of the Employment Agreement.
Said 1/2 Bonus shall be payable at the times and for the periods specified in the Employment Agreement. Upon request by Mr. Moore, such payments shall be made by direct deposit or wire transfer in an account designated by Mr. Moore.

                 c. Not later than the date any payment of Bonus is due under paragraph 2.b above, FWT agrees to provide Mr. Moore a certificate from its chief financial officer (or such other officer as the president of FWT may designate) containing a detailed calculation of the amount of the Bonus, if any, payable to Mr. Moore under the preceding paragraph.

                 d. FWT agrees to provide Mr. Moore copies of all quarterly and annual reports filed by FWT with the Securities and Exchange Commission; provided, however, that to the extent that FWT ceases to be a reporting company under the Securities Exchange Act of 1934, FWT would continue to provide Mr. Moore copies of quarterly and annual financial statements to the extent such statements are prepared by FWT in the ordinary course of its business.

                 e. The letter dated February 3, 1998, from FWT to Mr. Moore is hereby retracted.

                 f. FWT agrees to exercise its reasonable efforts to promptly cause the membership held by FWT in Woodhaven Country Club, Fort Worth, Texas, for Mr. Moore's use to be transferred into Mr. Moore's name; provided, however, that Mr. Moore shall be responsible for paying all costs and expenses associated with such transfer.

                 g. FWT acknowledges and agrees that it has no right, title or interest in any policy of life insurance insuring the life of Mr. Moore or providing insurance with respect to any disability of Mr. Moore, or in any proceeds, benefits, cash surrender value or other rights under any such life insurance or disability policy. FWT agrees to take such actions as are necessary or appropriate to fully vest in Mr. Moore or his designee all right, title and interest in and to such policies, provided that FWT shall not be responsible for the payment of any premiums or other costs associated with such policies.

                 h. FWT acknowledges and agrees that Mr. Moore is entitled to all benefits accrued to him or for his benefit as of the date hereof under all profit sharing, retirement, pension or similar plans or arrangements of every nature maintained by FWT as of date hereof or prior hereto, and FWT agrees to take such actions as are necessary or appropriate to cause to be distributed to Mr. Moore or his heirs or assigns all benefits and other amounts attributable to Mr. Moore in accordance with the terms of such plans; provided, that nothing contained herein shall require FWT to make any further contribution to any such plan on behalf of Mr. Moore attributable to periods commencing after the date hereof.

                 i. FWT agrees to deliver to Mr. Moore a "COBRA" notice effective the date hereof and to fully comply with the provisions of Parts 6 and 7 of Subchapter B of Title I of ERISA with respect to Mr. Moore's rights to coverage.

                 j. FWT hereby represents and warrants to Mr. Moore that this Agreement (a) has been duly authorized by all requisite action of the board of directors of FWT, (b) has been duly executed and delivered by an authorized officer of FWT, and (c) represents a valid and binding obligation of FWT, enforceable in accordance with its terms. Attached hereto as Exhibit B is a true and correct copy of a unanimous consent of the directors of FWT which has been duly adopted by the directors of FWT and which has not been repealed, modified or revoked in any respect and which is in full force and effect on the date hereof.

                 k. FWT shall indemnify Mr. Moore and hold Mr. Moore harmless from any and all claims, losses, damages or demands of every type asserted by any third party arising out of or in any way related to any actual or alleged action or inaction of any type of Mr. Moore in any way related to his employment as an officer or employee of FWT. FWT shall exercise its reasonable efforts to maintain the officer and director insurance described in Section 9 of the Employment Agreement until December 31, 2000, provided that FWT shall not be responsible for the payment of any incremental premiums or other incremental costs associated with maintaining such insurance for Mr. Moore's benefit. FWT shall exercise its reasonable efforts to cause, at all times that FWT maintains such insurance, Mr. Moore to be specified as a named insured thereunder. Mr. Moore, at his option, may elect to decline such coverage in which event he will not be responsible for the payment of such premiums.

                 l. FWT represents and warrants to Mr. Moore that each of the following have been paid or will be paid by FWT, in each case on or before the date due, with respect to all periods up to and including the date hereof:
(a) all premiums under the life and disability insurance policies described in
Section 2(g) above, (b) all dues and business expenses with respect to the country club membership described in Section 2(f) above, and (c) all cellular telephone charges with respect to the cellular telephone service previously provided to Mr. Moore at FWT expense.

         3. NON-DISPARAGEMENT: Mr. Moore agrees that he will not disclose any information, report any information, or voice opinions or beliefs about FWT that in any way disparage FWT's business operations or management, or that reflect negatively on FWT's ability to deliver services or fulfill contractual obligations. FWT agrees that it will not disparage Mr. Moore's character or competence or make statements to any third parties that are calculated to harm Mr. Moore's personal or professional reputation. The parties understand that this Agreement shall not be interpreted to prevent either party from providing truthful testimony in response to a valid subpoena. Each party hereto agrees to publicly and privately describe the circumstances related to Mr. Moore's employment termination as a voluntary retirement.

         4. NO ADMISSION OF LIABILITY: The parties to this Agreement understand and agree that nothing in this Agreement shall be construed as an admission of liability, and that all allegations of liability are expressly denied.

         5. WAIVER OF ATTORNEYS' FEES; EXPENSES: Mr. Moore expressly waives any and all claims that he may have now or in the future for attorneys' fees in connection with any claim against FWT arising from his employment at FWT, including but not limited to any fees to which Mr. Moore would otherwise be entitled by statute but expressly excluding any claim for attorneys' fees under
Section 9 below or arising in connection with the prosecution of Reserved Claims. Except as provided in Section 9, below, each party hereto shall be responsible for the payment of any legal or other expenses incurred by it in connection with the negotiation of this Agreement and any and all other matters relating hereto.
         6. HEADINGS AND CONSTRUCTION: The headings in this Agreement are for convenience only and shall not be considered a part of or used in the construction or interpretation of any provision of this Agreement.

         7. GOVERNING LAW: This Agreement shall be construed and interpreted according to the domestic laws of the State of Texas.

         8. ENFORCEABILITY: This Agreement shall not be subject to attack on the ground that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate.

         9. ENFORCEMENT OF AGREEMENT: If either party to this Agreement brings an action to enforce his or its rights hereunder, the prevailing party shall be entitled to recover his or its costs and expenses, including court costs and attorney's fees, incurred in connection with such suit.

         10. ENTIRE AGREEMENT: The matters set forth in this Agreement constitute the sole and entire agreement between Mr. Moore and FWT with respect to the termination of Mr. Moore's employment, and except with regard to Sections 5(b) and 8 of the Employment Agreement which expressly survive as specifically set forth herein, supersede all prior agreements, negotiations, and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof. Except with regard to Sections 5(b) and 8 of the Employment Agreement which expressly survive as specifically set forth herein, no other representations, covenants, undertakings, or other prior or contemporaneous agreements, oral or written, regarding the matters set forth in this Agreement shall be deemed to exist or bind any of the parties hereto. Each party understands and agrees that it has not relied on any statement or representation by the other party or any of its representatives in entering into this Agreement except as expressly set forth herein.

         11. AMENDMENT TO THIS AGREEMENT: Any amendment to this Agreement shall be in writing and signed by duly authorized representatives of the parties hereto and stating the intent of the parties to amend this Agreement.

         12. VOLUNTARY EXECUTION: This Agreement has been entered into as a result of arms-length negotiations between counsel for the parties, and the parties each represents that he or it is voluntarily executing this Agreement after an adequate opportunity to consult with counsel regarding its meaning and effect.

         13. EXECUTION IN COUNTERPARTS: This Agreement may be executed in counterparts with the same force and effective as if it were executed in one complete document.

         14. PARTIES IN INTEREST. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Section 1.b hereof shall inure to the benefit of the Released Parties and their respective heirs, representatives, successors and assigns. Section 2.a hereof shall inure to the benefit of the Moore Released Parties and their respective heirs, representatives, successors and assigns. Except as provided in this Section 14, there shall be no third party beneficiaries of this Agreement.

               THE SIGNATURE PAGE IMMEDIATELY FOLLOWS THIS PAGE.

ACCEPTED AND AGREED:

                                   /s/ THOMAS F. MOORE
                                   -------------------------------------------
                                   Thomas F. Moore



                                   FWT, Inc.


                                   By: /s/ WILLIAM R. ESTILL
                                       ---------------------------------------
                                   Name: William R. Estill
                                        --------------------------------------
                                   Title: Vice President - Finance
                                         -------------------------------------


         This agreement is executed by FWT Acquisition, Inc. to evidence its consent and agreement to the provisions of Section 1(g) hereof.


                                   FWT Acquisition, Inc.


                                   By: /s/ LAWRENCE A. BETTINO
                                       ---------------------------------------
                                   Its: President
                                       ---------------------------------------


         This agreement is approved as to its form and content by the undersigned counsel representing their respective clients designated below:





                                 /s/ WILLIAM D. YOUNG
                                 -------------------------------------------
                                 William D. Young

                                 Gardere & Wynne, L.L.P.
                                 3000 Thanksgiving Tower
                                 1601 Elm Street
                                 Dallas, Texas  75201-4761
                                 (214) 999-3000
                                 (214) 999-4667

                                 ATTORNEYS FOR THOMAS F. MOORE


                                 /s/ JOHN STRICKLAND
                                 -------------------------------------------
                                 John Strickland

                                 Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                 1700 Pacific Avenue, Suite 4100
                                 Dallas, Texas 75201-4618
                                 (214) 969-2800
                                 (214) 969-4343 (fax)

                                 ATTORNEYS FOR FWT, INC.

                                                                       EXHIBIT A



                                 REAFFIRMATION


         I, Thomas F. Moore, acknowledge that I signed the Voluntary Retirement Agreement dated February 27, 1998, (the "Agreement") with FWT, Inc. (the "Company"), and that during the seven-day period immediately following my execution of the Agreement, I had the right to revoke the Agreement at any time. I further understand that once such seven-day period expired, the Agreement became irrevocable.

         By executing this Reaffirmation, I now affirm and attest that I (a) have not heretofore, or contemporaneously with the execution of this Reaffirmation, revoked, or attempted to revoke the Agreement, either by notice to the Company, or otherwise, and (b) am now, by virtue of my execution of this Reaffirmation, fully bound by all of the terms and conditions of the Agreement.

         EXECUTED in ____________, Texas, this ____ day of March, 1998.




THE STATE OF TEXAS

COUNTY OF DALLAS

         BEFORE ME, the undersigned authority, on this day personally appeared Thomas F. Moore, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he had executed the same for the purposes and considerations therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this ______ day of March, 1998.




                                 -------------------------------------------
                                 Notary Public, State of Texas

                                   EXHIBIT B

                                   FWT, INC.


                               UNANIMOUS CONSENT
                           OF THE BOARD OF DIRECTORS

     The undersigned, being all the members of the board of directors (the "Board") of FWT, Inc., a Texas corporation (the "Company"), do hereby consent that when they have signed this Consent, or identical counterparts thereof, the following resolutions (these "Resolutions") shall be deemed to be adopted, to the same extent and with the same force and effect as if adopted by unanimous vote at a formal meeting of the Board, duly called and held for the purpose of acting upon the proposal to adopt such Resolutions, all in accordance with
Section 9.10B of the Texas Business Corporation Act:

     WHEREAS, Thomas F. Moore ("Mr. Moore") has asserted certain claims against the Company and the Company has denied such claims;

     WHEREAS, in order to settle Mr. Moore's claims, the officers of the Company have negotiated and caused to be prepared for execution a Voluntary Retirement Agreement (the "Agreement");

     WHEREAS, the Board deems it advisable and in the best interests of the Company that the Company enter into the Agreement.

     NOW, THEREFORE, BE IT RESOLVED, that the form of the Agreement be and it hereby is approved and adopted in all respects, with such further changes, revisions or modifications to the form thereof as the officer executing the same shall deem appropriate, and that the President or any Vice President of the Company shall have full authority, for and on behalf of the Company, to execute and enter into, deliver and perform said Agreement and to negotiate, cause to be prepared, execute and enter into, deliver and perform any amendments thereto.

     This Consent may be executed in counterparts, each of which shall be deemed an original but all of which together shall be deemed to be one and the same instrument.


     IN WITNESS WHEREOF, the undersigned have set their hands to be effective the 27th day of February, 1998.


                                                 /s/ ROY J. MOORE
                                                 -------------------------------
                                                 Roy J. Moore, Director


                                                 /s/ JOHN C. BAKER
                                                 -------------------------------
                                                 John C. Baker, Director


                                                 /s/ EDWARD W. SCOTT
                                                 -------------------------------
                                                 Edward W. Scott, Director

                                                 /s/ LAWRENCE A. BETTINO
                                                 -------------------------------
                                                 Lawrence A. Bettino, Director